Registration Statement No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              Autotote Corporation
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                              81-0422894
--------------------------------------------------------------------------------
State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization                               Identification No.)

       750 Lexington Avenue, New York, New York                  10022
--------------------------------------------------------------------------------
       (Address of Principal Executive Offices)               (Zip Code)

                              Autotote Corporation
--------------------------------------------------------------------------------
                        1997 Incentive Compensation Plan
                            (Full title of the plans)

                                Martin E. Schloss
                       Vice President and General Counsel
                              Autotote Corporation
                              750 Lexington Avenue
                                   25th Floor
                            New York, New York 10022
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (212) 754-2233
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

                                                Proposed          Proposed
                                                Maximum           Maximum
Title of Securities            Amount to be     Offering Price    Aggregate         Amount of
to be Registered               Registered(1)    Per Share         Offering Price    Registration Fee
-----------------              -------------    --------------    --------------    ----------------

Class A Common Stock, $.01
par value ("Class A Common
Stock")                        1,600,000        $2.15625(2)        $3,450,000           $1,046

(1) This registration statement (the "Registration Statement") covers shares of Class A Common Stock which may be offered or sold from time to time pursuant to the Registrant's 1997 Incentive Compensation Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per share has been determined pursuant to Rules 457(h) and 457(c) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Class A Common Stock as reported on the American Stock Exchange on January 22, 1998.

                                                                     Page 1 of 7
                                                 Exhibit index appears on page 7

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following documents, which have been filed by Autotote Corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC"), are incorporated by reference in this Registration Statement as of their respective dates:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 1997, April 30, 1997 and July 31, 1997.

         (c) The Registrant's Current Reports on Form 8-K dated April 30, 1997 and August 11, 1997.

         (d) The description of the Registrant's Class A Common Stock, $.01 par value ("Class A Common Stock"), contained in the latest registration statement of the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable

Item 5.  Interests of Named Experts and Counsel

         Martin E. Schloss, who is the Vice President and General Counsel of the Registrant, has acted as counsel to the Registrant in connection with this Registration Statement and has given an opinion as to the legality of the securities being registered hereby.

Item 6.  Indemnification of Directors and Officers

         The Delaware General Corporation Law (the "DGCL"), at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith, or lack of a reasonable belief that one's actions are in or not opposed to the best interest of the corporation, or with respect to any criminal action or proceeding, lack of reasonable cause to believe one's conduct was unlawful is not presumed from the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or nolo contendere plea or its equivalent. In addition, the indemnification of expenses (including attorneys' fees) is allowed in derivative actions, except no indemnification is allowed in respect of any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise in defense of any of the above described actions or proceedings, he shall be indemnified against expenses (including attorneys' fees). The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors not party to such an action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay. A corporation may purchase indemnity insurance.

         The Certificate of Incorporation of the Registrant, provides at Article Ninth that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent allowed by Delaware law. The Registrant's By-laws at Article VII provide that the Registrant shall indemnify all allowed persons for liabilities and expenses to the fullest extent allowed by Delaware law.

         Article Ninth eliminates the personal liability of directors, as directors (but not as officers), to the Registrant and its stockholders unless one of the statutorily required exceptions (breach of the duty of loyalty, bad faith, etc.) applies. As a result, directors are not liable even for grossly negligent actions or omissions, including grossly negligent decisions involving control of the Registrant, in the absence of breach of the duty of loyalty, bad faith, improper personal benefit or another statutory exception. Article Ninth does not limit or eliminate the liability of a director for any act or omission occurring prior to June 15, 1997, when Article Ninth became effective. Also, it does not affect a director's liability to third parties, nor the liability of a director to the Registrant or its stockholders arising from any legal requirement (such as the federal securities laws) other than the duty of care imposed by Delaware law.

         The Board of Directors of the Registrant passed a resolution, dated as of June 26, 1995, authorizing and directing the Registrant, prior to the final disposition of the action entitled IN RE AUTOTOTE SECURITIES LITIGATION, in the United States District Court for the District of Delaware (the "Action"), to indemnify certain of the present and former officers and directors of the Registrant (each, an "Individual Defendant"), who have been named as defendants in the Action, against and reimburse each Individual Defendant for, all expenses (including reasonable attorneys' fees) actually and reasonably incurred by such Individual Defendants in connection with the Action.

Item 7.  Exemption from Legislation Claimed

         Not Applicable

Item 8.  Exhibits.

         5.1 Opinion of counsel as to legality of the shares of Class A Common Stock covered by this Registration Statement.

         10.1     1997 Incentive Compensation Plan.

         10.2     Form of Option Agreement.

         23.1     Consent of KPMG Peat Marwick LLP.

         23.2     Consent of counsel (included in Exhibit 5.1)

         24.1 Powers of Attorney for the Registrant are set forth on the signature page of the Registration Statement.

Item 9.  Undertakings

A.       Post-Effective Amendments

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

B.   Subsequent Documents Incorporated by Reference

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C.   Claims for Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 27th day of January, 1998.

                              Autotote Corporation
                              (Registrant)


                               By:  /s/ A. Lorne Weil
                                    -----------------
                                        A. Lorne Weil,
                                        Chairman of the Board,
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Martin E. Schloss and William Luke his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or resubstitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

    Signature                   Title(s)                    Date

/s/ A. Lorne Weil        Chairman of the Board,          January 27, 1998
-----------------        President, Chief Executive
     A. Lorne Weil       Officer and Director (principal
                         executive officer)

/s/ William Luke         Vice President and Chief)       January 27, 1998
-----------------        Financial Officer (principal
    William Luke         financial officer)


/s/ DeWayne E. Laird     Corporate Controller            January 27, 1998
--------------------     (principal accounting officer)
    DeWayne E. Laird

/s/ Marshall Bartlett    Director                        January 27, 1998
---------------------
    Marshall Bartlett

/s/ Larry J. Lawrence    Director                        January 27, 1998
---------------------
    Larry J. Lawrence

/s/ Sir Brian Wolfson   Director                        January 27, 1998
---------------------
    Sir Brian Wolfson


/s/ Alan J. Zakon       Director                        January 27, 1998
-----------------
    Alan J. Zakon

                                INDEX TO EXHIBITS


                                                                            Page
                                                                            ----
5.1 Opinion of counsel as to legality of the shares of Class A Common Stock covered by this Registration Statement.

10.1     1997 Incentive Compensation Plan.

10.2     Form of Option Agreement.

23.1     Consent of KPMG Peat Marwick LLP.

23.2     Consent of counsel.
         (included in Exhibit 5.1).

24.1 Powers of Attorney for the Registrant are set forth on the signature page of the Registration Statement.